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                                                              EXHIBIT 10.1(s)(1)

                             AMENDMENT NO. 2 TO THE
                          UNIVERSAL FOODS CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      WHEREAS, Universal Foods Corporation (the "Company") sponsors the Universal Foods Corporation Supplemental Executive Retirement Plan (the "Plan") for certain key employees; and

      WHEREAS, the Company desires to amend the Plan to provide for automatic lump sum distributions of participants' benefits following a change of control of the Company and to provide for a lump sum distribution option upon a participant's retirement under certain circumstances; and

      WHEREAS, the Company desires to amend the Plan to: (a) designate the Company's Benefits Investment Committee as the Plan's administrator and to vest such committee with the authority to construe and interpret the Plan; and (b) to vest the Company's Benefits Administrative Committee with the authority to determine claims.

      NOW THEREFORE, the Plan is hereby amended as follows effective as of June 15, 2000.

1.    Section 2 of the Plan is hereby amended by the addition of new subsections
      H. and I. at the end thereof to read as follows:

            "H. 'Benefits Administrative Committee' means the Benefits Administrative Committee of the Company, members of which are appointed by the Chief Executive Officer or the Company."

            I. 'Benefits Investment Committee' means the Benefits Investment Committee of the Company, members of which are appointed by the Chief Executive Officer of the Company."

2. Section 5 of the Plan is hereby amended by inserting the following new paragraph as the first paragraph of the subsection entitled "Retirement Benefit":

      "The Executive may elect a retirement income benefit payable in the form of a lump sum distribution but only if the Executive makes such election at least one full calendar year prior to his or her Early Retirement Date or Normal Retirement Date, as applicable, or in lieu of such advance election, elects that his or her retirement income benefit be actuarially reduced by six percent (6%) at retirement. If the Executive makes a lump sum distribution election, his or her retirement income benefit will equal the lump sum actuarial equivalent of a benefit, payable for a guaranteed 15 year period, equal to the product of the designated percentage (as set forth in this Section above) and the greater of the Executive's base salary at the time of retirement or the Executive's average base
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      salary prior to reduction for the Executive's contribution during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to retirement, reduced, as applicable, by: (i) an actuarially reduction of three percent (3%) for each full year the Executive's Early Retirement Date precedes the Executive's Normal Retirement Date; and (ii) an actuarially reduction of six percent (6%) if timely advance election of the lump sum form of payment is not made. The actuarial assumptions to be applied in calculating the actuarial equivalent of an Executive's retirement income benefit under this provision shall be determined as of the date of the Executive's retirement by the Chief Executive Officer of the Company based upon the recommendations of the Benefits Investment Committee.

                                     (or)"

3. Subsection A. of Section 14 of the Plan is hereby amended in its entirety to read as follows;

      "A.   1.    Notwithstanding any other provision of the Plan, including specifically Sections 5. and 8., in the event of the change of control of the Company, each Executive employed with the Company as of the date of the change of control shall receive, in lieu of any benefit accrued under any other provision of the Plan (other than paragraph 4. below of this subsection A., if applicable), a change of control benefit as calculated under paragraph 3. below of this subsection A. payable in the form of a lump sum distribution as soon as administratively feasible after the date of such change of control, regardless of the Executive's age or period of continuous service as of the date of the change of control.

            2. Notwithstanding any other provision of the Plan, including specifically Section 5., in the event of the change of control of the Company, each Executive who terminated employment before the date of the change of control (except for an Executive of a division of the Company divested before the change of control, unless otherwise determined by the Benefits Investment Committee in its discretion) who has not received full payment of his or her accrued benefit under Section 5. (or if any such Executive is deceased, such Executive's spouse or other designated beneficiary) shall receive, in full satisfaction of such accrued benefit, a lump sum distribution of the actuarial equivalent of such accrued benefit (or a lump sum distribution of the actuarial equivalent of his or her remaining payments if already in pay status) as soon as administratively feasible after the date of such change of control.

            3.    The change of control benefit calculated under this subsection
                  A. will equal the lump sum actuarial equivalent of a benefit, payable


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                  for a guaranteed 15 year period, equal to the product of the designated percentage (as set forth in Section 5.) and the greater of the Executive's base salary as of the date of the change of control or the Executive's average base salary, prior to reduction for the Executive's contribution, during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to the date of the change of control (without imposition of a reduction of 3% for each full year the payment date precedes the Executive's Normal Retirement Date, if applicable).

            4. Subject to Section 3., each Executive employed with the Company as of the date of the change of control shall continue to be eligible to participate in this Plan until his or her termination of employment, and, upon such Executive's termination he or she shall be eligible for any benefits accrued under the Plan subsequent to the payment of the change of control benefit, regardless of the Executive's age or period of continuous service as of the date of his or her termination of employment. With respect to any such accrued benefit, the Executive may elect retirement benefits under subsection B. of Section 5. payable at any time following his or her termination of employment and attainment of age 55, and the survivor income benefit in subsection A. of Section 5. shall apply until such election is made. The calculation of the Executive's accrued benefit following the change of control will equal the actuarial equivalent of a benefit, payable for a guaranteed 15 year period, equal to the product of the designated percentage (as set forth in Section 5.) and the greater of the Executive's base salary as of the Executive's termination of employment or the Executive's average base salary, prior to reduction for the Executive's contribution, during the 60 highest paid consecutive calendar months of the last 120 calendar months immediately prior to the date of the Executive's termination of employment, actuarially reduced for the change of control benefit determined under paragraph 3. above of this subsection A. (but without imposition of a reduction of 3% for each full year the payment date precedes the Executive's Normal Retirement Date, if applicable). After termination of employment, no further contributions shall be required of the Executive under Section 4.

            5. The actuarial assumptions to be applied in calculating the actuarial equivalent of an Executive's benefit under this subsection A. shall be determined as of the date of the change of control or the Executive's termination of employment, as applicable, by the Chief Executive Officer of the Company based upon the recommendations of the Benefits Investment Committee."


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      4.    The Plan is hereby amended by the addition of a new "SECTION 20.
            ADMINISTRATION" to read as follows:

            "SECTION 20. ADMINISTRATION

                  A. The Benefits Investment Committee shall be responsible for the general operation and administration of the Plan and shall have the full authority to interpret and construe the Plan. The Benefits Investment Committee's interpretation and construction of the Plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes.

                  B. The Benefits Administrative Committee shall have the full authority to determine and review claims for benefits under this plan. The Benefits Administrative Committee's determination of benefit claims under this plan, and actions thereunder, shall he binding and conclusive on all persons and for all purposes."

      IN WITNESS WHEREOF, this Amendment has been duly executed this 15th day of June, 2000.


                                        UNIVERSAL FOODS CORPORATION

                                        By: /s/: Richard Carney
                                            ---------------------------
Attest:

/s/: John L. Hammond
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